UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 9, 2009

ZIPREALTY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51002	94-3319956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 300

Emeryville, CA 94608

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (510) 735-2600

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 9, 2009, at a regularly scheduled meeting, the Compensation Committee of the Board of Directors of ZipRealty, Inc. (the “Company”) granted an option to purchase 50,000 shares of the Company’s common stock to the following named executive officer: Robert J. Yakominich, Senior Vice President, Sales. The stock option vests as to 25% of the shares on the first anniversary of the date of grant and then vests ratably on a monthly basis over the following three years, subject to the officer’s continued service to the Company on those dates. The option was granted at an exercise price of $4.17 per share, which was the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIPREALTY, INC.
a Delaware corporation

Dated: September 10, 2009	By:	/s/ Larry S. Bercovich
Larry S. Bercovich
Vice President, General Counsel and Secretary